Exhibit 99.1 Building a Leading ENT / Allergy Specialty Company Corporate Presentation July 12, 2018

Forward Looking Statements This presentation and our accompanying remarks contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: potential benefits of XHANCETM and the Xperience program; market access objectives; market opportunities; commercial strategies; the initiation and timing of clinical trials for chronic sinusitis; and other statements regarding our future operations, financial performance, prospects, intentions, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: physician and patient acceptance of XHANCE; our ability to obtain adequate third-party reimbursement for XHANCE (market access); our ability to successfully commercialize XHANCE without the support provided by the Xperience program; uncertainties and delays relating to the initiation, completion and results of clinical trials; market opportunities for XHANCE may be smaller than we believe; and the risks, uncertainties and other factors discussed in the “Risk Factors” section and elsewhere in our most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission – which are available at http://www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward- looking statements. Any forward-looking statements made in this presentation speak only as of the date of this presentation, and we undertake no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise. This presentation and our accompanying remarks also contain estimates, projections, market research and other data generated by independent third parties and by us concerning our industry, XHANCE, brand awareness, market access, the estimated size of markets, the prevalence of certain medical conditions and the perceptions and preferences of patients and physicians. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events and circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such 2 information.

Emerging Growth Company with Approved Products BUILDING A LEADING ENT / ALLERGY SPECIALTY COMPANY XHANCE Represents a Significant Opportunity in Attractive ENT/Allergy Market • 3.5 Million CRS patients (1.2M with nasal polyps) being treated by 15,000 physicians • Limited competition anticipated from any pharma companies at launch “Pipeline Within a Product” Creates Substantial Near-Term Value • Potential to be first product approved for chronic sinusitis indication—trials planned for 4Q 2018 • Expected to support expansion into primary care treating an additional 6.25M patients Additional Pipeline Focused on Products for ENT/Allergy to Leverage Infrastructure/Expertise • Product candidates identified that could be developed using EDS platform for ENT/allergy market • External pipeline products also identified for potential partnering or acquisition in ENT/allergy Create Additional Value by Early Development of Additional EDS Platform Products • Several candidates (Narcolepsy, Prader-Willi) are aimed at innovative “nose-to-brain” delivery approach • Plan to develop through proof of concept and to seek partnerships for further growth 3

Recent Key Accomplishments Retail Launch Aided Awareness April 2, 2018 87% within ENT / Allergy Specialty* Commercial 74% Lives Covered Total Trialists (61% Tier 3 Single Step or better)* Encouraging Submitted CS Physician Adoption trial design to in ENT / Allergy FDA Continued to Build Capabilities to Support a Commercial Stage Company 4 * Based on quantitative market research, third party syndicated data and/or internal analyses as of April 2018

Our Research on Over 300 Products Suggests Successful Launches are Driven by Four Key Factors Attractive Market…with High Unmet Need Importantly Differentiated Product Awareness / Execution Market Access 5

CRS is an Attractive Market…With High Unmet Need

30 Million
US Adults suffer from CRS and up to 10 million of them have nasal polyps

9.75 Million
CRS patients seek physician care annually

3.5 Million
CRS patients treated by ENT/Allergy specialists

1.2 Million
NP patients treated by ENT/Allergy specialists

High Burden

- Disease persists for many years
- Significant quality of life impact (comparable to CHF, COPD, Angina)

Recognized Unmet Need

- **80% of patients** are frustrated with lack of symptom relief with prior intranasal steroids (INS)
- **75% of physicians** believe INS nasal sprays do not work well because they do not sufficiently reach site of inflammation

Source: Palmer J et al . A cross-sectional population-based survey of the prevalence, disease burden, and characteristics of the US adult population with symptoms of chronic rhinosinusitis (CRS). Poster session presented at: 62nd Annual Meeting of the American Rhinologic Society; September 16-17, 2016; San Diego, CA Optinose Market Research. Data on file.

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$3.4B Market Opportunity Within Specialty

TOTAL MARKET OPPORTUNITY OF >$9.5B (Nasal Polyps + CS Indications)

KEY DRIVER	SPECIALTY MARKET OPPORTUNITY	INCREMENTAL PCP OPPORTUNITY
PREVALENCE	30 Million Chronic Rhinosinusitis Sufferers in US (7 Million Have Had Surgery)	
OVERALL TREATED PATIENTS	9.75 Million CRS patients currently in physician offices being treated annually	
TREATED PATIENTS IN SEGMENT	~3.5 Million CRS patients currently treated in ENT / Allergy specialty offices annually	~6.25 Million CRS patients currently treated by primary care physicians annually
SEGMENT ANNUAL MARKET OPPORTUNITY	ENT & Allergy Specialty Segment[1] >$3.4B[2]	Primary Care Segment >$6.0B[2]
TOTAL ANNUAL US MARKET OPPORTUNITY	Total Specialty and Primary Care >$9.5B[2]	



(1) Target market represents ~10,000 ENT and allergy specialists and ~5,000 high-decile INS prescribing primary care physicians.
(2) Based on our internal estimates.

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Perceived Differentiation of XHANCE on Key Choice Drivers Translates into High Intention to Prescribe

XHANCE is Perceived as Differentiated on Key Choice Drivers

- Improvement in nasal blockage / congestion as early as week 4
- Elimination of polyps at week 24
- Improvement in sense of smell / taste
- Overall Patient Satisfaction

N=200 (100 ENTs and 100 Allergists)

Physician Stated Interest to Prescribe*



High Physician Interest in Prescribing is Reported
After Presenting Product Profile
(With Only Nasal Polyp Indication)
Likelihood to Prescribe
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Allergists
N=200
ENTs
N=202
PCPs
N=302
Product Profile with NP Indication
Product Profile with NP and CS Indications

* Percent of HCPs stating that they will definitely or probably prescribe a product profile similar to XHANCE

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Multi-Channel Integrated Marketing Program Increased Aided Awareness to 87% Awareness & Execution 87% . Digital and Non-Personal Awareness campaign 73% implemented 9/17/2017 65% . Clinical Nurse Educators deployed 11/18/2017 . Xhance Xperience program introduced in early March 28% . Approximately 80 Territory Managers deployed on March 5th . TMs have reached 54% of target Physicians with an average August December February April frequency of 3.1 as of May 4 Digital & Non Personal Sales Force Promotion and Clinical Nurse Educators 9

XHANCE has Good Early Launch Market Access XHANCE Overall Access: April 2018 • Nationally, we believe 74% of commercial lives are in a plan where XHANCE is covered. 26% • We believe new drugs that launch at approval typically have 74% only 40% of commercial lives covered and 60% of commercial lives blocked or not covered. Access Key • XHANCE is available to patients NDC Blocked / Not Covered through multiple payers that Covered (Single step edit, double step edit, PA or better) normally place new-to-market restrictions on access. Source: Third party syndicated data and internal analyses as of April 2018 10

XHANCE National Market Access XHANCE Overall • We are focused on creating Access: April 2018 access for patients that minimizes hassle for prescribers and patients. 26% • XHANCE is on formulary for 65% 9% of commercial lives in a Tier 3 65% position requiring a previous trial of an INS or better. • Our goal is for 75% of Access Key commercial lives to have “limited NDC Blocked / Not Covered hassle” access to XHANCE by the Covered (Double step edit or PA to indication) end of 2018. Covered (Unrestricted, Single step edit, or PA to Prior INS) Source: Third party syndicated data and internal analyses as of April 2018 11

XHANCE Xperience Program - Initiated in Market on March 5th XPERIENCE . Innovative launch program, planned for March through June, offering physicians and patients an opportunity to gain initial experience with XHANCE . Designed to facilitate accelerated trial and adoption, and to help address “practice inertia” . Eligible patients receive up to two prescription fills of XHANCE at no cost to them ($0 co-pay) . Patients required to complete survey for second prescription fill . A mail-order pharmacy coordinates fulfillment 12

XHANCE Launch Accelerated by Xperience (Week ending June 30, 2018) Cumulative Cumulative Units Dispensed Physician Trialists As of June 30, 36% of 2,415 16,000 2,500 called physicians have 14,483 prescribed XHANCE 14,000 2,000 13,439 12,000 1,500 10,000 8,000 1,000 6,000 4,000 500 2,000 1,044 0 0 Total Dispenses Xperience Retail Source: cumulative physician trialists and cumulative units dispensed based on mail order pharmacy data under Xperience program and available retail data. 13

Encouraging Feedback From Xperience Program Survey Patient Responses Prior to Month 2 Refill (N=1,470) Patient Satisfaction 89% Experience Symptom 80% Improvement Prefer XHANCE 78% Recommend XHANCE 90% to a Friend Use without Difficulty 95% Note: in the same period that the 1,470 responses were received, 332 patients declined the opportunity to respond to the survey. 14

Market Dynamics, Product Characteristics and Execution to Date Provide a Strong Foundation for a Successful Launch Indicator/Objective Assessment Attractive Market…with High Unmet Need >80% >80% of patients frustrated with lack of symptom Current Patients Dissatisfied with Existing Treatment relief with their current INS >75% Physician Dissatisfaction with Current Treatments >75% of physicians agree, in part, that INS medications do not work because they do not reach the site of inflammation Differentiated Product 70%–80% Physician Stated Interest to Prescribe Physicians’ stated interest to prescribe based on product profile similar to XHANCE 87% Awareness / Execution Aided awareness within ENTs Awareness During Launch and allergists during launch Market Access 65% Tier 3 coverage at launch Covered Commercial Lives at Launch (As of April 2018: 74% T3 coverage; 61% T3 unrestricted or single-step) 15

Financial Review Q1 2018 Revenues and Q2 and Full Year 2018 Average Selling Price (ASP) Perspectives • A large majority of Q1 revenue is • As planned, we expect the Xperience related to inventory shipped in late- program to be the primary source of March to support retail pharmacy demand for XHANCE in Q2. availability of XHANCE in April. • We believe the Xperience program • In accordance with GAAP accounting will help accelerate demand in the rules, we estimated ASP for XHANCE, early phase of launch. with specific assumptions for units • As a result of this program, we expect sold into the retail channel as well as ASP and Gross Margin percentage in units sold through the Xperience Q2 to be significantly less than in Q1. program. • We are focused on maximizing • The ASP for the Xperience program is patient retention following the significantly less than the ASP for the Xperience program. retail channel. 16

Chronic Sinusitis Supplemental Indication (sNDA) CS study design Selection of CRO First patients submitted to and study expected to FDA, meeting locations enroll in 4Q 2018 requested Chronic Sinusitis trial design expected to include co-primary endpoints: both an objective measure of inflammation and a subjective measure of symptom relief 17

2018 Stands to be an Important Year Achieve greater than 87% aided awareness in target ENT and allergist audience during retail launch Secure market access for XHANCE ≥65% of patients with commercial insurance plans at retail launch, expanding to 75% by year end Key Objectives Successfully launch XHANCE For 2018 Initiate clinical program with XHANCE in fourth quarter 2018 to support future Chronic Sinusitis indication Focus on executing our business strategy given our strong balance sheet 18

Investor Relations – NASDAQ: OPTN

Analyst Coverage[1]
BMO: Gary Nachman
Jefferies: David Steinberg
Piper Jaffray: David Amsellem
RBC: Randall Stanicky

At 31 March 2018:
- $210 million in cash
- Long-term debt: $75 million

June 2018 Offering:
- Net proceeds of $60 million in cash
- 40.8 million common shares o/s
- 8.2 million options & warrants o/s

Optinose Investor Contact

Jonathan Neely, VP, Investor Relations and Business Operations
267-521-0531

investors@optinose.com   www.optinose.com   @optinose

1 - Optinose is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Optinose or its management. Optinose does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

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